Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment #2 of our report dated April 16, 2018 with respect to the audited consolidated financial statements of LM Funding America, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2017 and for the year then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 17, 2018